Exhibit 10.67



                            Dated: 1st November,1999






                          Commercial Services Agreement
                          -----------------------------



                       Shell Trading International Limited

                                       and

                       Close Type JSC Karakudukmunay Inc.

THIS COMMERCIAL SERVICES AGREEMENT is made the 1st day of November, 1999

BETWEEN:

(1) SHELL TRADING INTERNATIONAL LIMITED, a company incorporated under the laws of England and having its principal office at Shell Centre London SE1 7NA ("STIL"), acting through its agent SHELL INTERNATIONAL TRADING AND SHIPPING COMPANY LIMITED, a company incorporated under the laws of England, and having its principal office at Shell-Mex House, Strand, London WC2R OZA (hereinafter referred to as "STASCO").

and

(2) CLOSE TYPE JSC KARAKUDUKMUNAY INC. a company incorporated under the laws of the Republic of Kazakhstan,and having its principal office at Microregion 3, Building 82, Aktau 466200 Kazakhstan (hereinafter referred to as "KKM").

(STASCO and KKM may be referred to herein individually as a "Party" and collectively as the "Parties".)

WHEREAS:

A. KKM is the lawful holder of the Petroleum Licence No. MG #249(Oil) dated 25 June 1995 (as subsequently amended) granted to KKM by the Government of the Republic of Kazakhstan.

B. STASCO provides to its Affiliates certain services relating to the sale and marketing of crude oils and KKM wishes to receive similar services more particularly described herein in relation to its business activities undertaken pursuant to the Petroleum Licence.

C. KKM and STIL, acting through its agent, STASCO, are parties to a crude oil sale and purchase agreement even dated herewith regarding the sale and purchase of crude oil being, or being equivalent to, the total quantity of exportable Karakuduk Crude Oil (the "Crude Oil Sale and Purchase Agreement") and the Crude Oil Sale and Purchase Agreement shall only become effective, inter alia, upon the execution and delivery of this agreement.

THEREFORE IT IS AGREED AS FOLLOWS:-

                             ARTICLE 1 - DEFINITIONS
                             -----------------------

1.1 In this Agreement and the recitals hereto, save as set out in Article 1.2 below, or unless the context otherwise requires, any term which is defined in the Crude Oil Sale and Purchase Agreement shall have the same meaning when used herein as is ascribed to it in the Crude Oil Sale and Purchase Agreement.

1.2 The following terms shall have the meaning set out below, unless the context otherwise requires:

     "Agreement" means this agreement.

     "Confidential Information" means any knowledge, data and information at any time disclosed to one Party ('the receiving Party') by or on behalf of the other Party ('the disclosing Party') in writing, in drawings, in computer programs, or in any other way, or acquired directly or indirectly by the receiving Party from the disclosing Party.

     "Crude Oil Sale and Purchase Agreement" shall have the meaning ascribed to it in Recital C hereto.

     "Effective Date" shall have the meaning ascribed to it in Article 2.1.

     "Fee" shall have the meaning ascribed to it in Article 5.1.

     "First Annual Fee" shall have the meaning ascribed to it in Article 5.1.

     "Gross Negligence or Wilful Misconduct" means any act or omission done or omitted to be done intentionally or with deliberate or reckless disregard for the reasonably foreseeable consequences of such act or omission, but does not include any good faith error of judgement or mistake.

     "Services" shall have the meaning set out in Article 4.1.

1.3  In this Agreement, unless the context otherwise requires:

     (a) headings are for convenience only and do not affect the interpretation of this Agreement;

     (b) an expression importing a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and vice versa;

     (c) references to Articles, unless the context otherwise requires, are references to articles of this Agreement;

     (d) except as otherwise provided, a reference to a document includes an amendment or supplement to, or replacement or novation of, that document, but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement;

     (e) a reference to a Party to this Agreement and to any other document includes that Party's successors and permitted assigns;

     (f)  words importing the singular include the plural and vice versa;

     (g)  the word "including" means "including without limitation";

     (h) a "business day" means a day (other than Saturday or Sunday) on which banks are open for ordinary banking business in London;

     (i) a "year" means a calendar year, a "quarter" means a calendar quarter and a "month" means a calendar month.

                        ARTICLE 2: - CONDITIONS PRECEDENT
                        ---------------------------------

2.1 The provisions of this Agreement other than this Article 2.1, Article 5.1 and Article 6.1 shall only come into effect on the date (the "Effective Date") when:

     (a) disbursement of the first advance under the Loan Agreement shall have occurred;

     (b) the Crude Oil Sale and Purchase Agreement shall have been executed and delivered by the parties thereto; and

     (c) the payment required by Article 5.1 shall have been made by KKM to STASCO in accordance with Article 6.1 whereupon this Agreement shall have full force and effect. In the event that the Effective Date does not occur prior to 31st January 2000, this Agreement may be terminated forthwith by Buyers with immediate effect.

                         ARTICLE 3: - TERM OF AGREEMENT
                         ------------------------------

3.1 Subject to Articles 2.1 and 10, this Agreement shall be effective for the duration of the Crude Oil Sale and Purchase Agreement and subject to earlier termination pursuant to Articles 2.1 and 10 shall only terminate upon the termination of the said Crude Oil Sale and Purchase Agreement.

3.2 Termination of this Agreement pursuant to Article 3.1 shall not create any obligation on either Party to pay any compensation in respect of such termination.

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                              ARTICLE 4: - SERVICES
                              ---------------------

4.1  Subject to Article 4.4, STASCO shall provide the services set out in
     Article 4.2 (the "Services") to KKM.

4.2  The Services shall comprise:

     (a) The provision of information regarding international crude oil markets to assist KKM gain a better understanding of international crude oil markets and how REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) is placed against the competitors. This information may either be of a general nature or specific to a particular area or market environment.

     (b) The preparation and delivery of presentations (not exceeding two per year) at the request of KKM on international crude oil markets to the government departments, the national oil company and other official entities in the Republic of Kazakhstan.

     (c) The provision (to the extent STASCO is free to disclose the same) of information pertaining to meetings and contacts with members of the oil industry around OPEC meetings.

     (d) If requested by KKM, the provision of advice to KKM on ways and means to upgrade crude oil deliverability (cargo size, timing) by KKM of crude oil to be supplied under the Crude Oil Sale and Purchase Agreement.

     (e) If requested by KKM, the provision of assistance to obtain access to public country data (including competitor information, if available) and crude evaluation of the different crudes produced in the Republic of Kazakhstan.

     (f) If requested by KKM, the review of crudes oil grades that compete with REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be) and their pricing range vis-a-vis REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be).

     (g) If requested, the provision of information to independent market assessors (e.g. Platts, Argus) regarding the true and fair value of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be).

     (h) The provision of the services of a "non-dedicated" account manager to assist with the marketing and sale of Karakuduk Crude Oil to such extent as STASCO considers to be appropriate and reasonable which shall include not more than two visits per year to KKM in the Republic of Kazakhstan by the STASCO account manager (the total aggregate duration of which shall not exceed six working days), save in the first year of this Agreement in which no more than five visits shall be made to KKM in the Republic of Kazakhstan by the STASCO account manager

     (i) The provision (to the extent STASCO is free to disclose the same) of information pertaining to meetings and contacts made at international oil industry meetings (e.g. IP, API, APEC) in so far as it relates to the marketing of REBCO, Karakuduk Crude Oil or CPC Blend (as the case may be).

4.3  The Services may be varied by the mutual agreement of the parties.

4.4 STASCO shall use its reasonable endeavours to fulfil its obligations and discharge its responsibilities hereunder with all due care and in accordance with good commercial practice but always subject to the provisions of Article 9.

                     ARTICLE 5: - REMUNERATION AND EXPENSES
                     --------------------------------------

5.1 In consideration of the provision of the Services, KKM shall pay an annual fee (the "Fee") to STASCO of $100,000 in respect of the period from the date hereof until 31st December 2000 (the "First Annual Fee") and thereafter $50,000 in respect of each year (or part thereof) during the term of this Agreement.

5.2 Save as set out in Article 5.1, all costs and expenses incurred in relation to the provision of the Services shall be solely for the account of STASCO.

                          ARTICLE 6: - TERMS OF PAYMENT
                          -----------------------------

6.1 KKM shall pay the First Annual Fee upon the execution of this Agreement and the Fee in respect of each year after the year 2000, shall be paid by 31 December each year for the following year.

6.2 STASCO shall invoice KKM for the First Annual Fee and the Fee for each year including and after the year 2000 and any value added tax payable thereon and KKM shall pay each invoice free of charges and without asserting at the time for payment, any set-off, counterclaim or right to withhold whatsoever, in Dollars in New York to STASCO's account number 9492604708 with Chase Manhattan Bank, New York . For Further Credit to STASCO USD Receipt Account. SWIFT address CHASUS33 or CHIPS Participant Number 0002 or Fed Wire Routing Number 021000021 (or to such other bank account as may be advised by STASCO to KKM from time to time) quoting STASCO's invoice number and KKM's name.

6.3 All payment under this Agreement will be made without any deduction or withholding for or on account of any tax, levies or impost whatsoever unless such deduction or withholding is required by any applicable law in which case KKM shall pay in addition to the payment to which STASCO are otherwise entitled under this Agreement such additional amount as is necessary to ensure that the net amount actually received by STASCO will equal the full amount that STASCO would have received had no such deduction or withholding been required.

6.4 Unless otherwise agreed in writing any amount due from KKM under this Agreement which is not paid by the due date shall bear simple interest accruing on a daily basis commencing on the day immediately after the date on which it became due up to and including the date of payment at the rate calculated for each Month on the basis of an annual rate (360 day year basis) of three percent plus the one Month London Interbank Offered Rate as quoted by the National Westminster Bank PLC at the 11.00 a.m. fixing on the first London banking day for each Month in which the amount due from KKM remains unpaid. The foregoing shall not be construed as an indication of any willingness on the part of STASCO to provide extended credit as a matter of course and shall be without prejudice to any rights and remedies which STASCO may have under this agreement or otherwise.

6.5 Where the due day for payment falls on a Saturday or on a weekday other than Monday which is not a banking day in New York or at such other place as may be designated by STASCO for payment, then any such payment shall be made on the nearest preceding banking day. Where the last day for payment falls on a Sunday or a Monday which is not a banking day in New York or at such other place so designated, then any such payment shall be made on the next following banking day.

                  ARTICLE 7: - RELATIONSHIP BETWEEN THE PARTIES
                  ---------------------------------------------

7.1 In performing its obligations under this Agreement STASCO is an independent contractor to KKM. STASCO shall make it clear in all dealings that it is not an agent of KKM and unless expressly authorised in writing by KKM, STASCO shall have no authority whatsoever to make any legally binding commitment on behalf of KKM.

7.2 Nothing herein shall be construed as creating a partnership or trust or an agency between KKM and STASCO.

7.4 Nothing in this Agreement shall prevent STASCO from providing services of a similar nature as the Services to any other party whether or not an Affiliate of STASCO.

               ARTICLE 8: - EXCLUSIVITY AND CONFLICT OF INTERESTS
               --------------------------------------------------

8.1 During the term of this Agreement, KKM shall not procure services of a similar or comparable nature to the Services from any of STASCO's major oil company competitors in the business of international trading of crude oil and petroleum products.

8.2 Title and access to, copyright and all intellectual property rights to (including the right to patent any new invention), the right to possession of and the free right of use of all things created under or arising out of the Services shall be retained or shall vest immediately in (as the case may be) STASCO.

                      ARTICLE 9: - LIABILITY AND INDEMNITY
                      ------------------------------------

9.1 Except as provided in Article 9.5, neither STASCO, nor any of its Affiliates, nor any person appointed by or acting on behalf of STASCO, shall have any liability to KKM whatsoever (whether or not arising from the negligence of STASCO, any of its Affiliates or any person appointed by or acting on behalf of STASCO) for any loss, liability, damages, costs or expenses whatsoever suffered or incurred by KKM arising out of or connected with the performance, non-performance or mis-performance of STASCO's obligations and duties hereunder except in respect of any loss, liability, damages, costs or expenses suffered or incurred by KKM as a direct result of STASCO's Gross Negligence or Wilful Misconduct.

9.2 In no case whatsoever shall STASCO be responsible for any indirect, special or consequential losses or damages, including in respect of loss of production, loss of profit, business interruption, field shut in or damage to the Field.

9.3 KKM shall indemnify and hold STASCO, any of its Affiliates, their respective directors, officers and employees and any person appointed by or acting on behalf of STASCO harmless against all actions, proceedings, claims, demands, losses, fines, damages, settlements, expenses and liabilities whatsoever (including those arising out of or connected with the negligence of STASCO, any of its Affiliates, their respective directors, officers and employees and any person appointed by or acting on behalf of STASCO) suffered or incurred by STASCO, any of their Affiliates, their respective directors, officers and employees and any person appointed by or acting on behalf of STASCO arising out of or connected with the performance, non-performance or mis-performance of STASCO's obligations and duties hereunder except (i) in respect of any such actions, proceeding, claims, demands, losses, fines, damages, settlements, expenses and liabilities that directly result from STASCO's Gross Negligence or Wilful Misconduct; and (ii) as provided in Article 9.5.

9.4 For the purpose of obtaining the benefit of this Article 9, STASCO contracts as agents of or trustees for any of its Affiliates, their respective directors, officers and employees and any person appointed by or acting on behalf of STASCO.

9.5 STASCO represents, warrants and covenants that it has all necessary right, title and authority to provide the Services to KKM, and to deliver to KKM any information, data and analyses provided or to be provided as a part of the Services. STASCO shall indemnify and hold harmless KKM, any of its Affiliates, their respective directors, officers and employees and any person appointed by or acting on behalf of KKM against any liability arising out of or connected with any breach of the representation, warranty and covenant set out in the first sentence of this Article 9.5

                         ARTICLE 10: - EARLY TERMINATION
                         -------------------------------

10.1 If KKM:

     (a) during the term of this Agreement without the written agreement of STASCO enters into any agreement or understanding with any third party for the procurement of services of a similar or comparable nature to the Services from any of STASCO's major oil company competitors in the business of international trading of crude oil and petroleum products;

     (b) fails to pay on written demand by STASCO any amounts that are then due to STASCO pursuant to this Agreement;

     (c) purports to sell, transfer or assign its rights or duties under this Agreement in breach of Article 13; or

     (d)  undergoes a Change of Control

     STASCO may forthwith terminate this Agreement by serving written notice of termination on KKM.


10.2 If either Party should go into liquidation (other than voluntary liquidation for the purpose of corporate reconstruction), or if a receiver, administrator or sequestration of the undertaking and assets (or any part thereof) of either Party should be appointed, or if either Party should become bankrupt or insolvent, should enter into a deed of arrangement or a composition for the benefit of their creditors, or should do or suffer any equivalent act or thing under any applicable law, the other Party may terminate the Agreement forthwith by notice to the other Party.

10.3 STASCO may terminate this Agreement forthwith by written notice to KKM if:

     (a) the Loan Agreement shall terminate, other than upon payment of all sums payable thereunder having been duly paid, or Shell Capital Services Limited through assignment, transfer or otherwise has no remaining interest in, or is no longer a party to, the Loan Agreement; or

     (b)  the Crude Oil Sale and Purchase Agreement shall terminate.

10.4 In the event that all sums payable under the Loan Agreement have been duly paid, either Party may terminate this Agreement forthwith by serving written notice on the other Party.

10.5 This Article 10 is not intended to be an exhaustive list of circumstances in which either Party shall be entitled to terminate this Agreement and is without prejudice to either Party's other rights of termination under this Agreement or at law.

10.6 No termination of this Agreement shall prejudice any rights or remedies under this Agreement relating to any period prior to such termination or accrued before, at, or in consequence of the termination, or any proceedings (including arbitration) for determination or enforcement of any rights or remedies.

                           ARTICLE 11: CONFIDENTIALITY
                           ---------------------------

11.1 Subject to the further provisions of this Article 11, each Party shall use its best efforts to maintain in confidence any Confidential Information supplied to it pursuant to the terms hereof.

11.2 Notwithstanding Article 11.1, the receiving Party may disclose Confidential Information if and to the extent:

     (a)  required by law;

     (b) required by any securities exchange or regulatory or governmental body to which such Party is subject or submits, wherever situated, whether or not such requirement for information has the force of law;

     (c) disclosed to the legal advisers or auditors of such Party provided that such Party procures that such persons protect such Confidential Information on the same terms as, and agrees to be bound as if it were a Party to, this Article 11 or are otherwise bound to maintain the confidentiality of the Confidential Information by applicable standards of professional responsibility;

     (d) the Confidential Information is already in the public domain through no fault of such Party;

     (e) the disclosing Party has given prior written approval to the disclosure;

     (f) it is disclosed to any Affiliate of the receiving Party provided that such Party procures that the Affiliate protects such Confidential Information on the same terms as, and agrees to be bound as if it were a Party to, this Article 11;

     (g) the information was lawfully, validly and properly received by the receiving Party, whether through any licence or permission granted by the disclosing Party, or otherwise and disclosure of such information is permitted pursuant to such licence or permission.

11.3  The receiving Party shall:

     (a) procure that Confidential Information is not disclosed to any of its employees, officers or agents by any persons other than personnel employed by it or acting on its behalf who are required to have access to such information in order to enable this Agreement to be carried into effect;

     (b) be liable for and shall indemnify the disclosing Party against any losses or damages suffered by the disclosing Party arising from any of the receiving Party's employees, officers and agents to whom such Confidential Information is or has been disclosed disclosing or using any such Confidential Information contrary to the requirements of this Article; and

     (c) not at any time make or assist any other person whatsoever to make any unauthorised disclosure or use of any such Confidential Information and will procure and ensure that every person who, as its employee, officer or agent or otherwise, through or from it, acquires or receives any Confidential Information at any time, shall not make or assist any other person whomsoever to make any unauthorised disclosure or use of that information.

11.4 The receiving Party may not use Confidential Information for any purpose other than in direct connection with the performance of its obligations and exercise of its rights hereunder or under the Crude Oil Sale and Purchase Agreement.

11.5 The direct or indirect disclosure by STASCO of any Confidential Information or other information shall not be construed as granting to KKM any rights therein or any licence under any patents or industrial property right or any application for a patent or industrial property right which STASCO or its Affiliates may now or hereinafter own in any country or under which STASCO or its Affiliates may hereinafter hold licensing rights.

11.6 The Confidential Information shall remain the property of the disclosing Party and that party may demand the return thereof at any time upon giving written notice to the receiving Party. Within 30 days of receipt of such notice, the receiving Party shall return all of the original Confidential Information and shall destroy all copies and reproductions (both written and electronic) in its possession.

                           ARTICLE 12: - FORCE MAJEURE
                           ---------------------------

12.1 Except in respect of the obligation to make any payment as required by this Agreement (which shall not be subject to relief under this Article 12.1), a Party shall not be in breach of this Agreement or liable to the other Party for any failure to fulfil any obligation under this Agreement to the extent any fulfilment has been interfered with, hindered, delayed or prevented by any circumstance whatsoever which is not reasonably within the control of and is unforeseeable by such Party and if such Party exercised due diligence.

12.2 The Party affected shall be excused from the performance or punctual performance, as the case may be, of such obligation for so long as such circumstance continues to exist. The Party affected shall promptly and at any rate, within twenty-four (24) hours of the occurrence of the event notify the other Party of the occurrence of the circumstance and of the obligation affected.

12.3 No circumstance described in Article 12.1 shall operate to extend the term of this Agreement.

                            ARTICLE 13: - ASSIGNMENT
                            ------------------------

13.1 Subject to Article 13.2, KKM may not sell, transfer or assign its rights or duties under this Agreement or its interest in this Agreement to any other person except with the prior written approval of STASCO and any such purported sale, transfer or assignment without the approval of STASCO shall be invalid and not binding on STASCO.

13.2 Notwithstanding Article 13.1, KKM may transfer or assign its rights under or interest in this Agreement to the Lenders by way of a security interest in this Agreement for the benefit of the Lenders.

13.3 Subject to Article 13.4, STASCO may not sell, transfer or assign its rights or duties under this Agreement or its interest in this Agreement to any other person except with the prior written approval of KKM and any such purported sale, transfer or assignment without the approval of KKM shall be invalid and not binding on KKM.

13.4 Notwithstanding Article 13.3, STASCO may delegate any or all of its duties or obligations under this Agreement to any of its Affiliates but it shall retain responsibility to KKM for the proper performance of such duties and obligations so delegated.

                              ARTICLE 14: NOTICES.
                              --------------------

14.1 All notices or other communications shall be given in writing or by telex or facsimile. Any such notice shall be deemed to be given as follows:

     (a)  if in writing, when delivered;

     (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and end of the sender's copy of the notice; and

     (c)  if by facsimile, when the answerback is received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt shall only be deemed to be given on the next working day in that place.

              If such notice is to Sellers, to:

                Shell International Trading and Shipping Company Limited Shell Mex House
                Strand
                London.  WC2R 0ZA

                Telephone      :           44 171 546 5000

                Facsimile      :           44 171 546 4448
                Telex          :           SHELL LONDON 919651
                Attention      ;           General Manager, Government Accounts

              If such notice is to Buyers, to:

                Closed Type JSC Karakudukmunay Inc.
                Microregion 3
                Building 82, Aktau
                466200 Kazakhstan

                Telephone:                   7 3292 514814
                Facsimile:                   7 3292 518336
                Telex:                       To be advised
                Attention:                   Nikolai Klinchev, Director General

              With a copy to:

                Chaparral Resources, Inc.
                16945 Northcase Drive
                Suite 1440
                Houston, Texas 77060
                USA

                Telephone:                    1 281 877 7100
                Facsimile:                    1 281 877 0985
                Telex:                        To be advised
                Attention:                    Mike Young, KKM Notices


                           ARTICLE 15: REPRESENTATIONS
                           ---------------------------

15.1 Each Party represents to the other Party that:

     (a) it is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (b) it has the power to execute and deliver this Agreement and has taken all necessary action to authorise such execution, delivery and performance;

     (c) such execution and delivery do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgement of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (d) all governmental and other consents which are required to have been obtained by it with respect to this Agreement, have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (e) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its respective terms (subject to applicable bankruptcy, re-organisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to the enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

                            ARTICLE 16: MISCELLANEOUS
                            -------------------------

16.1 This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement and the Parties acknowledge that they do not enter into this Agreement relying on any of the previous communications between the Parties or their Affiliates

16.2 No variation of or amendment to any of the terms of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the Parties and no waiver of any provision hereof shall be effective unless it is in writing and signed by the Party against whom such waiver is sought to be enforced.

16.3 Except as expressly provided herein, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

16.4 No delay or omission on the part of either Party in exercising any right, power or remedy provided by law or under this Agreement, nor any indulgence granted by any Party to any other Party, shall impair such right, power or remedy, or be construed as a waiver thereof, nor shall the single or partial exercise of any right, power or remedy provided by law or under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

16.5 Nothing in this Agreement shall constitute or be deemed to constitute a partnership, trust or agency. The Parties shall not, and shall procure that their directors, officers and employees, in that capacity, shall not, represent themselves or otherwise hold themselves out as an agent or other representative of the other Party or otherwise hold themselves out as having any authority to bind the other unless such person is validly authorised in writing to do so.

16.6 In the event that any provision of this Agreement is declared to be illegal, invalid or otherwise unenforceable, this Agreement shall terminate forthwith without obligation on either Party to pay any compensation in respect of such termination; except that KKM shall be entitled to a pro-rata (based on actual days remaining in the relevant year) refund of Fees for the year of termination.

16.7 Each Party acknowledges and agrees to the tape or electronic recording of conversations between them pursuant to this Agreement, whether by one or other or both of them, and that any such recordings may be submitted in evidence in any proceedings relating to the agreement.

16.8 All exchange of correspondence between the Parties shall be in English.

16.9 This Contract shall be signed in three originals in the Russian language and three originals in the English language, the English language version shall be the authoritative text.

16.10 This Agreement does not confer rights or remedies upon any person other than KKM and STASCO.

                    ARTICLE 17: GOVERNING LAW AND ARBITRATION
                    -----------------------------------------

17.1 The proper law of this agreement is English Law and English Law shall be used for interpreting the agreement and for resolving all claims or disputes arising out of or in connection with the agreement (whether based in contract in tort or on any other legal doctrine). Any such claim or dispute not settled by negotiation shall be settled by arbitration in London before a single arbitrator agreed upon by both parties or if not so agreed appointed in accordance with the Arbitration Act 1996 as amended from time to time. The arbitration shall be conducted in English, in accordance with the provisions of the Arbitration Act 1996 as amended from time to time, the seat of the arbitration shall be England and the arbitration award shall be final and binding without appeal to the Courts.

17.2 KKM hereby appoint Law Debenture Corporation PLC of Princes House, Gresham Street, London, EC2 as its agents in London for the service of process to accept service of process on its behalf in connection with proceedings in the English Courts. KKM may only dismiss its process agents or change the process agent with the prior consent of STASCO (which shall not be unreasonably withheld or delayed).

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



IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorised representatives on the dates shown below.





SIGNED by
for and on behalf of
SHELL INTERNATIONAL TRADING AND SHIPPING COMPANY LIMITED as agents for SHELL TRADING INTERNATIONAL LIMITED





By       :
          -----------------------------
Name:
          -----------------------------
Title    :
          -----------------------------
Date     :
          -----------------------------


SIGNED by
for and on behalf of
CLOSE TYPE JSC KARAKUDUKMUNAY INC.


By     :
         ------------------------------
Name:
         ------------------------------
Title  :
         ------------------------------
Date   :
         ------------------------------



By     :
         ------------------------------
Name:
         ------------------------------
Title  :
         ------------------------------
Date   :
         ------------------------------

                                       12